                                                     For additional information:
                                             Marc Sanders, Director of Marketing
                             610-668-4700 x277- marcsanders@royalbankamerica.com


                          EARNINGS ECLIPSE $32 MILLION
                            FOR ROYAL BANK AMERICA'S
                                   PARENT CO.

                     191% INCREASE IN EARNINGS OVER 4Q 2004

                        60% INCREASE IN EARNINGS FOR YEAR

      8TH STRAIGHT YEAR OF RECORD EARNINGS - TOTAL ASSETS TOP $1.3 BILLION

NARBERTH, PA - January 19, 2006 - Royal Bank America President/CEO Joseph P. Campbell reports that consolidated earnings for the bank's holding company, Royal Bancshares of Pennsylvania, Inc., (NASDAQ-RBPAA) for the three-month period ended December 31, 2005 and 2004, were $15.6 million and $5.4 million, respectively. This represents an increase of 191%. Consolidated earnings for the twelve-month period ended December 31, 2005 were $32.1 million as compared to $20.0 million for the same twelve-month period ended December 31, 2004, an increase of 60%. Consolidated basic earnings per share for the twelve-month period ended December 31, 2005 and 2004, were $2.50 and $1.57, respectively.

Consolidated total assets increased 8% to $1.30 billion at December 31, 2005, as compared to $1.21 billion at December 31, 2004. Investment securities increased to $599 million at December 31, 2005, as compared to $584 million at December 31, 2004, an increase of 2%. Net Loans increased to $539 million at December 31, 2005, as compared to $455 million at December 31, 2004, an increase of 19%. Total consolidated shareholders' equity rose to $156 million for the period ending December 31, 2005, as compared to $141 million for the period ended December 31, 2004, a 10% increase.

On January 18, 2006, the Board of Directors of Royal Bancshares of Pennsylvania, Inc. declared its 43rd consecutive quarterly cash dividend. This dividend will be twenty-seven and five tenth cents ($.275) per share for holders of Class A common stock and thirty-one and six hundred twenty five thousandths cents ($.31625) per share for holders of Class B common stock of Royal Bancshares of Pennsylvania, Inc. The record date is February 3, 2006, and the payment date is February 17, 2006.

Campbell noted specific growth in Mezzanine/Equity Lending, including a late October 2005 announcement of a $16.7 Million one-time pre-tax gain from the sale of two equity positions, helped contribute to this years record earnings. 2006 should see further development of the Royal Asian Bank and Royal Bank America Home Loan brands as well as the newly created Royal Bank America Leasing Division.

ABOUT ROYAL BANCSHARES OF PENNSYLVANIA, INC.

Royal Bancshares of Pennsylvania, headquartered in Narberth, Pennsylvania, operates sixteen full-service branch offices throughout southeastern Pennsylvania and southern New Jersey under the name Royal Bank America and four locations under the name Royal Asian Bank. Together, Royal Bank America and Royal Asian Bank offer a wide variety of products and services, including commercial real estate loans, residential mortgages, mezzanine/equity lending, high-yielding CDs & MMAs and Internet Banking solutions at www.royalbankamerica.com and www.royalasianbank.com.

The foregoing material is unaudited and may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties, and actual results could differ materially; therefore, readers should not place undue reliance on any forward-looking statements. Royal Bancshares does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ROYAL BANCSHARES OF PENNSYLVANIA
CONDENSED INCOME STATEMENT

                                            THREE MONTHS                      TWELVE MONTHS
                                            ENDED DEC. 31                     ENDED DEC. 31

(in thousands, except for                2005          2004                  2005          2004
earnings per share)                   ----------    ----------            -----------   ----------
                                      (UNAUDITED)   (UNAUDITED)          (UNAUDITED)
Interest Income                         $20,281      $16,990               $76,460        $67,541
Interest Expense                          7,985        6,809                31,796         27,301
                                        -------      -------               -------        -------
Net Interest Income                      12,296       10,181                44,664         40,240
Provision for Loan Losses                     -            -                     1              6
                                        -------      -------               -------        -------
Net Interest Income after Provision      12,296       10,181                44,663         40,234
Non Interest Income (1)                  15,039        2,691                24,826         13,160
Non Interest Expense                      3,345        5,864                24,799         25,447
                                        -------      -------               -------        -------
Income before Taxes                      23,990        7,008                44,690         27,947
Income Taxes                              8,404        1,645                12,637          7,914
                                        -------      -------               -------        -------
Net Income                               15,586        5,363                32,053         20,033
Earnings per share -- basic (2)            1.22          .42                  2.50           1.57

SELECTED RATIOS:
Return on Average Assets                   4.8%         1.8%                  2.5%           1.7%
Return on Average Equity                  40.4%        15.2%                 22.0%          14.6%
Average Equity to Assets                  11.9%        11.8%                 11.6%          11.5%
Book Value Per Share (3)                 $12.15       $11.02                $12.15         $11.02

CONDENSED BALANCE SHEET

(in thousands)                                             DEC. 31, 2005        DEC. 31, 2004
                                                             (UNAUDITED)
Cash and Cash Equivalents                                        $30,895              $27,109
Investment Securities                                            598,730              584,261
Loans Held for Sale                                                  803                2,204
Loans (net)                                                      539,360              454,775
Premises and Equipment (net)                                      66,581               72,433
Accrued Interest receivable                                       14,843               15,634
Other Assets                                                      49,807               48,858
                                                              ----------           ----------
      Total Assets                                            $1,301,019           $1,205,274
                                                              ----------           ----------

Deposits                                                         697,409              742,382
Borrowings                                                       401,356              278,249
Other Liabilities                                                 18,485               14,338
Subordinated debentures                                           25,774               25,774
Minority Interest                                                  2,487                3,655
Shareholders' Equity                                             155,508              140,876
                                                              ----------           ----------
      Total Liabilities and Shareholders Equity               $1,301,019           $1,205,274
                                                              ----------           ----------

The above financial statements include consolidation of Equity Real Estate Investments, owned by Royal Bancshares, which are required as a result of FIN 46(R) "Variable Interest Entities."

(1) Reflects $16.7 million gain from equity sales offset by reduction of $3.5 million due to deconsolidation of VIE's that were sold during 4Q 2005.

(2) Earnings per share for the three-months and twelve-months ended December 31, 2004 have been restated for a 2% stock dividend declared in 2005.

(3) Book value per share reflects 2% stock dividend declared in 2005.